Exhibit 77(q)(1)(e)(5)


                                   SCHEDULE A

                                     to the

                      RESTATED EXPENSE LIMITATION AGREEMENT

                          ING VARIABLE INSURANCE TRUST

                            OPERATING EXPENSE LIMITS



                                             Maximum Operating Expense Limit
                                         ---------------------------------------
Name of Fund                             (as a percentage of average net assets)
------------

ING VP Worldwide Growth Portfolio                         1.23%
Initial Term Expires December 31, 2004




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                                                                              HE